Exhibit 21 Subsidiaries of Registrant
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Name                                        State of Formation and Organization              Trade Name
----                                        -----------------------------------              ----------

S And A Commercial
  Associates Limited Partnership            Maryland                                      Olney Town Center


Damascus Centre, LLC                        New Jersey                                    Damascus Center
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